UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2012

Cal-Maine Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 Woodrow Wilson Avenue

Jackson, MS 39207

(Address of principal executive offices (zip code))

601-948-6813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 30, 2012, Cal-Maine Foods, Inc. (the “Company” or “Cal-Maine Foods”) issued a press release announcing its financial results for the fiscal 2012 fourth quarter and year ended June 2, 2012. A copy of the Company’s press release is attached hereto as Exhibit 99.2 to this Current Report.

The information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2012, Fred Adams, Jr., founder and chairman of the board, made the decision to tender his resignation as an officer and director of the Company, due to health issues. In recognition of his long service and role as founder of the Company, the board of directors designated him chairman emeritus at a regular board meeting held July 27, 2012 in Jackson. In this advisory position, Mr. Adams will continue to participate in board meetings and provide consultation as requested by the board. He will remain an active employee of Cal-Maine Foods. Dolph Baker, president and chief executive officer of Cal-Maine Foods, will succeed Mr. Adams as chairman, effective July 27, 2012. Mr. Baker will not receive additional compensation due to his appointment as chairman of the board. Sherman Miller, chief operating officer of Cal-Maine Foods, has been elected to the vacant seat on the board and will fill Mr. Adams’ unexpired term. Mr. Miller will not receive additional compensation due to his appointment to the board of directors. Mr. Miller will serve as a member of the Executive Committee of the board of directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2012, the board of directors of the Company approved an amendment to Article III of the bylaws of the Company to add a new Section 15 to provide for the designation of Directors Emeritus and a Chairman Emeritus. The amendment is effective immediately.

A copy of the amendment to the bylaws is filed as Exhibit 3.1 and incorporated herein by reference. The discussion provided in this Item is qualified in its entirety by reference to such Exhibit.

Item 7.01 Regulation FD Disclosure

On July 27, 2012, the Company issued a press release announcing Mr. Adams’ appointment as chairman emeritus. The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

3.1	Amendment of Bylaws, approved by Board of Directors July 27, 2012
99.1	Press Release issued by the Company on July 27, 2012
99.2	Press Release issued by the Company on July 30, 2012

 SIGNATURES

Pursuant to the requirements for the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.

Date: July 30, 2012	By:	/s/ Adolphus B. Baker
Adolphus B. Baker
President, Chairman of the Board, and Chief Executive Officer